EXHIBIT 10.4
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                                 PROMISSORY NOTE
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$7,000,000.00                                                   Tulsa, Oklahoma
                                                                January 10, 2003

            FOR VALUE RECEIVED, the undersigned, PALWEB CORPORATION, an Oklahoma corporation, and PLASTIC PALLET PRODUCTION, INC., a Texas corporation (the "Borrowers"), promise to pay to the order of PAUL A. KRUGER (the "Lender"), the principal sum of SEVEN MILLION DOLLARS ($7,000,000.00) or so much as is advanced and remaining unpaid and outstanding hereunder together with interest on the unpaid balance from the date of the execution of this Note at the Prime Lending Rate of Interest (as defined in the Loan Agreement between the Lender and Borrowers dated as of even date herewith [the "Loan Agreement"]) plus three hundred basis points (3.0%). The rate of interest payable on this Note shall change or fluctuate daily and be adjusted daily based on any daily changes or fluctuations of the Prime Lending Rate of Interest; provided, however, that the rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note.

            All unpaid and accrued interest on this Note shall be due and payable on the fourth (4th) day of each calendar month, commencing February 4, 2003, and all outstanding principal and accrued and unpaid interest on this Note shall be due and payable at final maturity on June 4, 2004.

            If any payment of interest or principal due hereunder is not paid when due and such failure to pay has not been cured within ten days after notice to the Borrowers, or if any default occurs under any of the Loan Agreement or the Loan Documents (as defined in the Loan Agreement), or if a receiver be appointed over any of the property of the Borrowers or if any proceeding in bankruptcy be instituted by or against the Borrowers, the holder hereof may, at its option, without notice or demand (except as permitted in the Loan Agreement or Loan Documents), declare this Note in default and all indebtedness hereunder immediately due and payable. All sums applied to this Note in excess of then due installment of interest or principal, whether by pre-payment, acceleration or otherwise, will be applied first to reduce the reasonable costs incurred under the security documents, then to accrued but unpaid interest, then to installments of principal then due but unpaid and finally, to the installments of principal last maturing in inverse order. In the event of default, the entire unpaid balance shall be immediately due and payable, together with interest from the date of default on such principal balance at the rate of five percent (5%) per annum above the Prime Lending Rate described above.

            Upon the occurrence of any Event of Default under the Loan Agreement, the Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to each or any maker or other person who is or might be liable for payment thereof, whether or not due, and also to set off against all other liabilities of each maker to the Lender all money owed by the Lender in any such capacity to each or any maker; and the Lender shall be deemed to have exercised such right of setoff and to have made a
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charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of the Lender subsequently thereto.

            From time to time the maturity of this Note may be extended or this Note may be renewed, in whole or in part, or a new note of a different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions and, the holder, from time to time, may waive or surrender either in whole or in part any rights, security interest(s), liens, guaranties given for the benefit of the holder's
Note in connection with the payment and securing the payment of this Note; but no such consequence shall in any manner affect, limit, modify or otherwise impair any rights, guaranties, assumption agreements or security not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, person assuming the debt or any part thereof, endorser or any person who is or might be liable hereon either primarily or contingently, be released from such liability by reason of the occurrence of such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and any such release shall not affect or discharge the liability of any other person who is or might be liable hereon, either primarily or secondarily.

            The Borrowers, on their own behalf and all persons assuming liability under this Note, endorsers, guarantors and sureties hereby severally waive, protest, presentment, demand, dishonor, notice of dishonor, notice of protest or non-payment in the case this Note or any payment due hereunder is not paid when due, and agree to any renewal of this Note or to any extension, acceleration or postponement of the time of payment, or any other indulgence to, any substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without notice to any maker, endorser, guarantor, surety or other person assuming liability. The Borrowers and any guarantor, endorser, and surety or any other person who is or may be primarily liable hereon, will, on demand, pay all costs of collection, including a reasonable attorneys' fee to the holder hereof attempting to enforce the payment of this Note and a reasonable attorneys' fees for defending the validity of the Note or any documents securing this Note. The words "any party" or "all parties" shall, in addition to the undersigned, include endorsers, sureties and guarantors of the Note and the word "undersigned" shall include the singular as well as the plural member.

            This Promissory Note is subject to, and entitled to the benefits of the Loan Agreement as the Note issued thereunder.

            This Note shall be governed and construed in accordance with laws of the State of Oklahoma.

                   PALWEB CORPORATION, an Oklahoma corporation

                                          By: /s/ Warren F. Kruger
                                              ---------------------------------
                                              Warren Kruger, President

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                                          PLASTIC PALLET PRODUCTION, INC., a
                                          Texas corporation

                                          By: /s/ Warren F. Kruger
                                              ---------------------------------
                                              Warren Kruger, President






























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